UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 18, 2006
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS
As previously reported in Delphi Corporation’s (“Delphi” or the “Company”) Current Report on Form 8-K filed November 8, 2006, in connection with the audit of Delphi’s 2006 consolidated financial statements and performing related interim procedures for the third quarter, Delphi’s independent auditors, Ernst & Young LLP, identified and informed Delphi of a potential issue with the designation of hedges related to foreign currency in the middle of October. Specifically, Delphi became aware that the hedge designation for foreign currency forward contracts it had entered into to hedge exposure to foreign currency fluctuations may not have satisfied the technical accounting rules under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“FAS 133”) to qualify for exemption from the more strict effectiveness testing requirements. If such contracts do not qualify for hedge accounting treatment under FAS 133, Delphi would be required to recognize all changes in fair value through the income statement as periodic items even though the forward contracts may have been highly effective from an economic perspective, thereby achieving the stated risk management objectives. No impact on previously reported cash flow is expected.
As a result of the current uncertainty regarding the appropriate accounting treatment Delphi made a written submission to the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) on December 18, 2006, requesting the SEC’s view of the most appropriate accounting treatment for these transactions. Once the SEC has responded, Delphi will be able to complete its analysis and determine whether a restatement of its previously issued financial statements is required.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)

Date: December 19, 2006

By:	/s/ THOMAS S. TIMKO

Thomas S. Timko,
Chief Accounting Officer and Controller